UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2009
Date of Report (Date of earliest event reported)

BARK GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02           Termination of a Material Definitive Agreement

Termination of Repurchase and Lock-Up Agreements

In connection with our acquisition of Bark Corporation, we entered into Repurchase and Lock-Up Agreements with each of our shareholders who purchased shares of our common stock prior to the completion of our acquisition of Bark Corporation. The Repurchase and Lock-Up Agreements originally provided that we would be entitled to purchase all shares held by each shareholder for a price of $0.001 per share in the event that we did not complete a major financing transaction by June 30, 2008. In July 2008, we delivered to the shareholders our letter confirming our agreement to extend the right of repurchase to September 30, 2008. We have in April 2009 delivered a further letter to the shareholders confirming our agreement to extend the right of repurchase to June 30, 2009.

Under these Repurchase and Lock-Up Agreements, as amended, each shareholder also agreed to a lock-up agreement pursuant to which the number of shares that the shareholder would be entitled to sell in any one month period for a period of one year following the date on which the shares of our common stock become eligible for trading on the OTC Bulletin Board has been restricted to the greater of (i) 10% of the shares held by the shareholder, and (ii) 12,500 shares of our common stock.

We determined on ugust, 2009 to terminate the Repurchase and Lock-Up Agreements and to release the shareholders from their respective obligations that were included in the Repurchase and Lock-Up Agreements. As a result of this termination and release and effective July 30, 2009, we no longer have the right to purchase any shares held by original shareholders of Bark Group Inc. and the original shareholders of Bark Group Inc. are able to resell their shares without restriction, subject to compliance with applicable securities laws. For clarity, each of the original shareholders of Bark Group Inc. retain their original shares and are no longer subject to any contractual restriction on resale between us and the shareholder

Termination of Engagement Agreement with DeBondo Capital

We have terminated our engagement letter with Debondo Capital Inc. (“Debondo”) originally dated October 2, 2007, as amended, as the financing contemplated under the engagement letter was not completed by June 30, 2009.

Termination of Indemnification Agreement with DeBondo Capital

In addition, and as a result of the termination of the Repurchase and Lock-Up Agreements discussed above, we have agreed to terminate the indemnification agreement dated February 29, 2008 with DeBondo Capital Limited (Hong Kong), as amended, wherein DeBondo Capital Limited (Hong Kong) agreed to pay to us compensation of $25,000 if we exercised the right to redeem the shares held by the Exwal shareholders pursuant to the Repurchase and Lock-Up Agreement by June 30, 2009.

Item 9.01           Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro forma Financial Information.

Not applicable.

(c)           Shell Company Transaction.

Not applicable.

(d)           Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Letter of Bark Group to original shareholders of Bark Group advising as to termination of Repurchase and Lock-Up Agreements, as amended
10.2	Termination agreement dated effective August 1, 2009 between Debondo Capital Limited, Debondo Capital Limited (Hong Kong), Bark Group Inc. and Bark Corporation A/S

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP INC.

Date: August 1, 2009	By:	/s/ Bent Helvang

Bent Helvang

Chairman and Secretary